EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, John W. Hyde, the Chief Executive Officer and Chief Executive Officer of Film Roman, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the “Report”). The undersigned hereby certifies that:

                    (1)         the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                    (2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003	/s/ JOHN W. HYDE

Name: John W. Hyde
Title: Chief Executive Officer, and
Chief Financial Officer

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